Exhibit 10.27

13 May 2008

James Hardie Industries NV
Atrium, 8th Floor
Strawinskylaan 3077
1077ZX Amsterdam
The Netherlands
Attention: Russell Chenu
James Hardie 117 Pty Limited
Level 3, 22 Pitt Street
Sydney NSW 2000
Attention: Bruce Potts
The State of New South Wales
C/- Department of Premier and Cabinet
Level 39, Governor Macquarie Tower
1 Farrer Place
Sydney NSW 2000
Attention: Leigh Sanderson
Dear Sirs/Madam,

Asbestos Injuries Compensation
Fund Limited
ACN 117 363 461
Suite 1, Level 7
233 Castlereagh Street
Sydney NSW 2000
PO Box A962
Sydney South NSW 1235
DX 11548, Sydney Downtown
Telephone: (02) 9277 6600
Facsimile: (02) 9277 6699

Interest Rate — Amended and Restated Final Funding Agreement Clause 4.7
Section 36(2) of the James Hardie Former Subsidiaries (Winding up and Administration) Act 2005 provides that where the trustee makes a payment of compensation on behalf of a liable entity, the liable entity must indemnify the trustee for the amount of the payment, including any relevant interest.
Under clause 4.7 of the Amended and Restated Final Funding Agreement, the interest shall be calculated at the Interest Rate defined in the Amended and Restated Final Funding Agreement or such other rate as is agreed in writing by the Parties to the Amended and Restated Final Funding Agreement.
AICFL is concerned that any interest charged on the amount indemnified under section 36 may be regarded as derived for income tax purposes, and that in order to remove this risk it is desirable to reduce the rate of interest to 0%.
The Parties agree that the interest rate payable in each financial year under section 36(2) of the James Hardie Former Subsidiaries (Winding up and Administration) Act 2005 and clause 4.7 of the Amended and Restated Final Funding Agreement shall be the 0%.
The Parties also agree that this rate of interest shall take effect from 1 July 2008.

Yours faithfully,

/s/ Peter W. Baker
Director
Duly authorised for and on behalf of Asbestos Injuries Compensation Fund Limited in its capacity as Trustee of the Compensation Funds

/s/Leigh Sanderson 17/7/08
Duly authorised for and on behalf of the New South Wales Government

/s/ Robert Cox
Director/Secretary
Duly authorised on behalf of James Hardie Industries N.V.

/s/ Bruce Potts
Director/~~Secretary~~
Duly authorised for and on behalf of James Hardie 117 Pty Limited